Exhibit 10.28(b)

Agreement

Party A:      Yulong Zhu

Party B:       Henan Jianyida Industrial Co., Ltd.

Party A and Party B agree as follows through negotiation:

1.       Prior to December 31, 2016, Party A shall not require Party B to pay any of the dividend declared by Party B prior to the execution of this agreement in the amount of RMB 21.152,505.58;

2.       After December 31, 2016, Party B shall pay as required by Party A.

This agreement shall be in two duplicates, and each of Party A and Party B shall hold one duplicate.

Party A: (signature)	Party B: (signature/stamp)
/s/ Yulong Zhu	[Stamp]

December 31, 2014	December 31, 2014